UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 14, 2014

BioTelemetry, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55039	46-2568498
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Cedar Hollow Road Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 729-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2014, BioTelemetry, Inc. (the “Company”) announced that Michael Geldart, the Company’s Senior Vice President, Corporate Strategy and Business Development, has been appointed the Company’s Chief Operating Officer, effective immediately.  Mr. Geldart has been employed with the Company since July 2012 and served as a consultant from May 2011. From October 2009 to April 2011, Mr. Geldart was the Chief Operating Officer of MedExpress, a leading multi-state Urgent Care provider. Prior to joining MedExpress, from July 2002 to September 2009, he was the Chief Operating Officer and Executive Vice President - Corporate Development of CCS Medical. Mr. Geldart's annual cash base salary as Chief Operating Officer will be $336,000, and he will participate in the benefit plans currently available to executive officers as described in the Company's Registration Statement on Form S-4, filed April, 22, 2013.  Other than his employment, Mr. Geldart has no reportable relationships with the Company or its affiliates.

On February 14, 2014, the Compensation Committee of the Board of Directors of the Company approved salary increases for certain of its executive officers, as follows:

Name	Title	Annual Base Salary After Increase
Heather Getz	Senior Vice President, Chief Financial Officer	$338,000
Michael Geldart	Senior Vice President, Chief Operating Officer	$336,000
Peter Ferola	Senior Vice President, Corporate Development, General Counsel & Secretary	$310,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioTelemetry, Inc.

	By:	/s/ Peter Ferola
Peter Ferola
Senior Vice President and General Counsel
Date: February 18, 2014